Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Reports First Quarter 2013 Financial Results

Milford, Massachusetts, April 23, 2013 - Waters Corporation (NYSE/WAT) reported today first quarter 2013 sales of $430 million, an increase of 2% from sales of $420 million in the first quarter of 2012. In the quarter, the effect of foreign currency translation reduced sales growth by 3%. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter were $1.39 compared to $0.98 for the first quarter of 2012. On a non-GAAP basis, E.P.S. increased 7% to $1.07 compared to $1.00 in the prior year quarter. A description and reconciliation of GAAP to non-GAAP E.P.S. is attached and can be found on the Company’s website at http://www.waters.com under the caption Investors.

Commenting on the quarter, Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Constant currency sales growth was in line with our expectations and generally stronger than in recent quarters. We are encouraged by demand trends for new instrument systems, especially in China and India, and feel that positive business momentum across our major markets is sustainable.”

As communicated in a prior press release, Waters Corporation will webcast its first quarter 2013 financial results conference call this morning, April 23, 2013 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through April 30, 2013 at midnight eastern time, similarly by webcast and also by phone at 402-998-1308.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.84 billion in 2012, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	March 30, 2013	December 31, 2012

Cash, cash equivalents and investments	1,589,855	1,539,025
Accounts receivable	377,412	404,556
Inventories	235,883	229,565
Other current assets	84,531	84,580
Total current assets	2,287,681	2,257,726

Property, plant and equipment, net	282,716	273,279
Other assets	636,920	637,145
Total assets	3,207,317	3,168,150

Notes payable and debt	133,232	132,781
Accounts payable and accrued expenses	343,634	371,461
Total current liabilities	476,866	504,242

Long-term debt	1,100,000	1,045,000
Other long-term liabilities	153,951	151,551
Total liabilities	1,730,817	1,700,793

Total equity	1,476,500	1,467,357
Total liabilities and equity	3,207,317	3,168,150

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)
	Three Months Ended
	March 30, 2013	March 31, 2012

Net sales	$430,338	$420,458
Cost of sales	174,568	167,290

Gross profit	255,770	253,168

Selling and administrative expenses	118,660	117,119
Research and development expenses	25,312	23,347
Purchased intangibles amortization	2,393	2,485

Operating income	109,405	110,217

Interest expense, net	(5,998)	(5,722)

Income from operations before income taxes	103,407	104,495

Provision for income tax (benefit) expense	(17,652)	15,829

Net income	$121,059	$88,666

Net income per basic common share	$1.41	$1.00

Weighted-average number of basic common shares	86,049	88,992

Net income per diluted common share	$1.39	$0.98

Weighted-average number of diluted common shares and equivalents	87,215	90,269

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2013 and 2012 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization and Step-Up Expenses were excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended
	March 30, 2013	March 31, 2012
GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(121,053)	$(119,604)
Purchased Intangibles Amortization & Step-Up Expenses	2,439	2,617
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,027	379

Adjusted Non-GAAP Selling & Administrative Expenses	$(117,587)	$(116,608)

GAAP Operating Income	$109,405	$110,217
Purchased Intangibles Amortization & Step-Up Expenses	2,439	2,617
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,027	379

Adjusted Non-GAAP Operating Income	$112,871	$113,213

GAAP Provision for Income Tax Benefit (Expense)	$17,652	$(15,829)
Purchased Intangibles Amortization & Step-Up Expenses	(706)	(839)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(362)	(256)
Infrequent Income Tax Items	(30,040)	—

Adjusted Non-GAAP Provision for Income Tax Expense	$(13,456)	$(16,924)

GAAP Net Income	$121,059	$88,666
Purchased Intangibles Amortization & Step-Up Expenses	1,733	1,778
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	665	123
Infrequent Income Tax Items	(30,040)	—

Adjusted Non-GAAP Net Income	$93,417	$90,567

GAAP EPS	$1.39	$0.98
Purchased Intangibles Amortization & Step-Up Expenses	0.02	0.02
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.01	0.00
Infrequent Income Tax Items	(0.34)	—

Adjusted Non-GAAP EPS	$1.07	$1.00